Exhibit (10g) being the agreement to manufacture and sell equipment between Web Press Corporation and Color Impact
              International, Inc.

                              AGREEMENT
                                between
                  COLOR  IMPACT  INTERNATIONAL,  INC.
                                  and
                         WEB PRESS CORPORATION


THIS AGREEMENT is entered into between COLOR IMPACT INTERNATIONAL, INC., a corporation of the State of Washington, USA, (hereinafter referred to as "CII"), having a place of business at 114 Ave. C, Snohomish, Washington 98290, and WEB PRESS CORPORATION, (including WEB LEADER INTERNATIONAL which is a wholly owned subsidiary of WEB PRESS CORP.) a corporation of the State of Washington, USA, (hereinafter referred to as "WPC"), having a place of business at 22023 68th Avenue South, Kent, Washington 98032.

                               WITNESSETH

WHEREAS, CII has developed and manufactured various equipment for the printing industry (hereinafter referred to as the "PRODUCTS") as described in EXHIBIT A which is attached hereto and by its reference made a part of this Agreement.

WHEREAS, CII and WPC desire to have WPC manufacture the PRODUCTS for CII or alternatively for WPC to manufacture the PRODUCTS for WPC's own sales, use and/or distribution under license from CII, under the terms of this Agreement.


NOW, THEREFORE, the parties hereby agree as follows:

                        1. SUBJECT OF AGREEMENT

1.1. The subject of this Agreement is WPC's manufacture, marketing and sales of the PRODUCTS on a long term basis under the terms of this Agreement. Hereinafter, the terms "manufacture" and "produce" shall mean the manufacturing, assembling, testing and packing for shipment of the PRODUCTS by WPC for sale and shipment to CII or for WPC's own use, sales and/or distribution under the terms of this Agreement.

1.2. CII hereby appoints WPC as CII's exclusive contractor for manufacturing of the PRODUCTS for CII's use, sales and/or distribution. Such use, sales and/or distribution by CII shall be restricted to the territorial boundaries of INDIA, RUSSIA and CHINA.

1.3. CII hereby grants WPC the exclusive right to manufacture the PRODUCTS on a world wide basis with the exception of INDIA. It is understood that the prototype version of the PRODUCT was manufactured by a press manufacturer in INDIA and that CII has previously granted that manufacturer the right to manufacture said prototype version of the PRODUCT for sale and use only within the territorial boundaries of INDIA.

1.4. CII hereby grants WPC the exclusive right to use, market, sell and/or distribute the PRODUCTS in any country in the world except INDIA, RUSSIA and CHINA.

1.5. At CII's sole option and without restriction, CII shall be free to use, market, sell and/or distribute the PRODUCTS and/or appoint distributors and/or agents to sell the PRODUCTS within the territorial boundaries of INDIA, RUSSIA and CHINA.

                            2. THE PRODUCTS

2.1. The PRODUCTS are those listed and specified in the attached EXHIBIT
     A.

2.2. The complete configuration of the PRODUCTS is described in the attached EXHIBIT A.

2.3. Either CII or WPC may make requests to the other for desired changes, enhancements or additions which effect the price of the PRODUCT being sold to CII. Said requests shall be submitted to the other party in writing and shall state the desired change(s), when the desired change(s) are to take place and the estimated price increase (or decrease) of the desired change(s) and said written request shall be accepted in writing by an authorized representative of the other party before the price change is implemented.

              3. OWNERSHIP OF THE INTELLECTUAL PROPERTIES

3.1. CII shall retain the rightful ownership of the Intellectual
     Properties contained in the design and the engineering drawings of the PRODUCTS (CII's "know how") until such time as WPC has fully completed its ten (10) year license fee payment obligations as stated in this Agreement.

3.2. Following WPC's completion of said ten (10) year license fee payment obligations, the rightful ownership of CII's Intellectual Properties of the PRODUCTS shall be shared with WPC and each party
    (without restriction) shall be permitted to manufacture, sell and/or distribute the PRODUCTS independently of the other.

3.3. All drawings and documentation of the PRODUCTS and/or CAD drawings, their accompanying documentation and software, shall remain the sole property of CII for the duration of this Agreement.

3.4. Any and all modifications to the original PRODUCTS' design shall also be the exclusive property of CII regardless of whether CII or WPC initiates and/or incorporates those design modifications. CII's legal ownership of these modifications shall not be shared with WPC until WPC has completely fulfilled its license fee payment obligations as stipulated in this Agreement.

3.5. All the PRODUCTS, as described in EXHIBIT A, including all modifications there upon, are the original design of and exclusive property of CII and these property rights shall not be shared with WPC until WPC has completely fulfilled its license fee payment obligations as stipulated in this Agreement.

                      4. LICENSING OF THE PRODUCTS

4.1. For a continuous ten (10) year period following the date of WPC's shipment of the first PRODUCT(S) having a license fee due, WPC shall pay CII a License Fee based upon the gross selling price of the PRODUCTS paid by the end user /customer.

4.2. Said License fee payments shall be made by WPC to CII in the amount of seven percent (7%) of the PRODUCTS' gross selling price to the end user customer.

4.3. Said License Fee shall not be paid on those machines sold directly to CII.

4.4. WPC shall not have the right to assign the sales or distribution rights of the PRODUCTS to any other party or company unless CII is paid the license fee on said sale(s) in accordance with the terms of this Agreement.

4.5. In the event WPC fails to pay CII the minimum agreed upon license fee of seventy thousand dollars ($70,000) in any twelve (12) consecutive month period following the shipment date of the first PRODUCT during the term of this Agreement, CII shall without restriction be free to appoint other contractors to manufacture the PRODUCTS (or components) in any country in the world and CII shall without restriction be free to use, sell and distribute said PRODUCTS in any country in the world.

4.6. In the event WPC makes a sale or sales of the PRODUCTS to a third party, without reporting the transaction(s) to CII, thus avoiding the payment of the License Fees due CII, as a penalty WPC shall pay as punitive damages to CII, 5 (five) times the License Fee payment normally due CII, as defined in this Agreement.

4.7. The gross selling price (upon which license fee payments shall be computed) shall NOT include freight, customs duties, or other federal or local taxes that are borne by the end user / customer; nor shall it include the Agent's selling fee providing said selling fee does not exceed fifteen percent (15%) of the gross selling price, nor shall it include installation charges providing those installation charges do not exceed four percent (4%) of the gross selling price. In the event said Agent's fee exceed fifteen percent (15%) of the gross selling price, the license fee will be paid on the amount in excess of fifteen percent (15%). In the event said installation charges exceeds four percent (4%) of the gross selling price, the license fee will be paid on the amount in excess of four percent (4%).

4.8. For foreign sales (those outside the territorial boundaries of the United States of America) WPC's payment of the license fee shall be made in full to CII within ninety (90) days of shipment of the products from the manufacturing facility.

4.9. For domestic sales (those within the territorial boundaries of the United States of America), WPC's payment of the license fee shall be made in full to CII within sixty (60) days of shipment of the PRODUCTS from the manufacturing facility.

4.10. In the event WPC delays making a license fee payment for more than thirty (30) days past the due date(s), as stipulated in this Agreement, CII shall have the right to terminate this Agreement as provided for in this Agreement.

                   5. PURCHASE OF THE PRODUCTS BY CII

5.1. During the entire period of time in which WPC is obligated to pay a license fee to CII, CII may place purchase orders with WPC for the PRODUCTS and upon those purchase order's acceptance by WPC, WPC shall produce for CII the PRODUCTS as listed and described in EXHIBIT A of this Agreement.

5.2. In the event WPC finds any reason NOT to sell the PRODUCTS to CII under the terms of this Agreement, then nonetheless, WPC must accept CII's purchase orders for (and WPC must sell to CII) at least twenty percent (20%) of the total WPC production of the PRODUCTS providing CII wishes to purchase and CII's purchase orders conform to the terms of this Agreement.

5.3. Purchase orders (for the PRODUCTS) placed by CII with WPC shall state the purchase order number, the date, the configuration of the PRODUCTS as specified in EXHIBIT A, the quantity of PRODUCTS, the price, the terms of payment and the shipment date. Said purchase orders shall be in writing and shall be signed by an authorized representative of CII.

5.4. Within thirty (30) days of WPC's receipt of a CII purchase order
     (for the PRODUCTS) WPC shall fax (and at the same time, place in the mail) written notification to CII at both its American and Russian offices stating WPC's acceptance or refusal of said purchase order and this notification shall be signed by an authorized representative of WPC.

5.5. In case of force majeure circumstances (natural disaster, fire, war, civil or political upheaval, etc.), the time of fulfillment of this Agreement's obligations is extended for the period of time equal to that during which such circumstances last, and the parties agree to revise the terms of this Agreement on the basis of mutual profitable cooperation, but if longer than ninty (90) days, applicable purchase orders may be terminated.

5.6. Both WPC and CII agree that CII may purchase from WPC the PRODUCTS as listed in EXHIBIT A. The price paid by CII shall at CII's option, be either WPC's manufacturing cost plus thirty three percent (33%) or the prices listed in EXHIBIT A as adjusted every six (6) months to reflect increase/decrease in the U.S. department of Labor's machinery manufacturing cost index.

5.7. As an expedience (in order to conclude this agreement as soon as possible) so that WPC can immediately begin filling orders for the PRODUCTS, the prices of only the R-11 and R-44 have been finalized. It is agreed by both parties that within twelve (12) months of the signing of this Agreement, WPC shall submit firm prices for the complete range of PRODUCTS as listed on EXHIBIT A and that said price submission shall be in line with the prices already quoted .

                          6. TERMS OF PAYMENT

6.1. Payment in full for CII's purchase of the PRODUCTS from WPC shall be made in the form of CII's confirmed irrevocable international letters of credit issued from CII's bank to and confirmed by a U.S. bank designated by WPC. Said letters of credit shall be payable upon presentation of shipping documents. The terms of payment may be altered only with the execution of a separate written agreement signed by authorized officers of both CII and WPC.

6.2. WPC's acceptance of a purchase order from CII shall state the exact bank and account number to which funds are to be sent. WPC shall place this information and the acceptance signature in the appropriate spaces provided on each accepted purchase order (before returning it to CII) as confirmation of the purchase order's acceptance.

6.3. CII shall submit its letters of credit to WPC's bank sixty (60) days prior to the PRODUCTS' shipment date as stated on CII's purchase order or alternatively, sixty (60) days prior to any mutually agreed upon advanced shipment date. Letters of Credit confirmed less than sixty (60) days prior to the requested shipping date may be cause for a shipment delay.

6.4. Letter of credit payments shall be in accordance with the prices as stated in the corresponding purchase orders issued by CII and accepted by an authorized representative of WPC.

6.5. Payment shall be in dollars of the United States of America.

                          7. SHIPMENTS TO CII

7.1. All PRODUCTS CII purchases from WPC are understood to be mounted on skids and loaded aboard an enclosed truck EX WORKS at WPC's manufacturing facility in a manner satisfactory for domestic shipment.

7.2. WPC shall ship the PRODUCTS ordered by CII in accordance with specific CII purchase order instructions.

7.3. WPC shall ship the PRODUCTS on or before the date of shipment specified on each individual purchase order.

7.4. The date of shipment shall be the date that the PRODUCTS leave WPC's manufacturing facility.

                         8. OBLIGATIONS OF CII

8.1. CII hereby agrees to disclose and transfer its "know how" of the PRODUCTS to WPC under the terms of this Agreement.

8.2. CII's authorized representative(s) shall assist in the supervision of drawing conversion to the English language.

8.3. CII accepts the obligation of fully evaluating all of WPC's proposals for design, specification and technological changes in the PRODUCTS which are intended to reduce the cost of manufacture, and to do so without compromising the mechanical integrity of (or operational efficiency of) the PRODUCTS. CII's evaluation analysis response regarding said proposals shall be presented to WPC no later than 10 working days following the date of CII's receipt of WPC's official written proposal(s).

8.4. CII shall be prohibited from assisting any company (other than WPC) in the manufacture or sales of the PRODUCTS. In the event CII makes a sale or sales of the PRODUCTS or if CII aids any other party other than WPC in the production or sale of the PRODUCTS in any country other than INDIA, RUSSIA and CHINA, as a penalty CII shall pay as punitive damages to WPC, five (5) times the license fee payment normally due CII, as defined under the terms of this Agreement. Such aid includes (but is not limited to) providing of technical aid or production / manufacturing drawings of the PRODUCTS.

8.5. CII shall provide a technically qualified representative to assist
     WPC's personnel in the assembly and testing of the first production prototype of perfecting units, 4-high perfecting units and folding units as defined herein under EXHIBIT A.

8.6. To enable WPC to best manufacture the PRODUCTS, CII shall supply machining drawings, assembly drawings, production documentation, and "know how" to WPC.

8.7. CII shall provide a qualified engineer and/or technician to: * assist WPC in any required conversions and understanding of the CII supplied drawings, * assist WPC in solving any technical problems involved in designing and manufacturing the required special tooling for the initial production of the PRODUCTS, * assist WPC in solving the initial technical problems involved in manufacturing the PRODUCTS' component parts, * assist WPC in the operational testing of the first batch of PRODUCTS, * assist WPC in the first installation of the PRODUCTS.

                            9.RIGHTS OF WPC

9.1. For its world wide PRODUCT distribution system, WPC shall be entitled to appoint sales agents and/or distributors in any country in the world except INDIA, RUSSIA and CHINA.

9.2. It is understood by both parties that WPC wishes to manufacture and/or sell the PRODUCTS (and perhaps other web offset printing presses or components or derivatives thereof) directly or indirectly to end user customers and not just to CII. Both parties acknowledge that this Agreement provides for this "Direct Sales" arrangement and that under the terms of this Agreement, WPC shall be free to make "direct sales" of the PRODUCTS.

9.3. On a world wide basis, without restriction and without obligation to CII, WPC may sell, market or distribute any item(s) other than those listed as PRODUCTS.

                         10. OBLIGATIONS OF WPC

10.1. Within 30 days of receiving a written request from CII, WPC shall surrender to an authorized officer of CII one complete set of copies of all drawings (plus one complete set of "hard copies" and one complete set of "software copies" of CAD drawings) concerning the PRODUCTS. This request may be made only once in any one year period.

10.2. WPC shall be responsible for supplying all the necessary design/engineering personnel, materials, manpower and machine tool time for the manufacturing of the special tooling required to produce the PRODUCTS.

10.3. WPC shall establish an e-mail and fax communication system in its Kent, Washington office, provide for their every day support and pay for all communications from WPC.

                          11. JOINT OPERATION

11.1. Whenever practical, CII together with WPC shall make mutually agreed upon design changes and improvements in the PRODUCTS, especially for:
      * improvements in the quality parameters of the PRODUCTS;
      * modifications in the PRODUCT components to enable a manufacturing cost reduction;
      * changes in the PRODUCT component materials to enable a manufacturing cost reduction;
      * changes in the specifications of the PRODUCTS to enable a manufacturing cost reduction.

11.2. Both CII and WPC understand that errors will be made during the drawing conversion processes, during the manufacturing processes, during the assembly processes and during the testing processes. In the spirit of mutual cooperation it is agreed that whenever possible, both CII and WPC will strive to hold the resultant cost of these errors to an absolute minimum. In the event of a CII caused drawing error that results in a rectification cost exceeding five hundred dollars ($500) both CII and WPC shall equally share in the cost of the mutually agreed upon rectification measures.

                   12. CONDITIONS OF CONFIDENTIALITY

12.1. CII and WPC agree that all designs, drawings, layouts, production documentation and manufacturing costs regarding the PRODUCTS, including any details of this Agreement, are TRADE SECRETS and will not be shared with parties outside of this Agreement without the written permission of the other party.

12.2. For the purposes of production (including sub-contractor's production), WPC shall make copies of drawings or documentation regarding the PRODUCTS, but for other purposes, WPC may make copies only with the expressed written consent of an authorized representative of CII.

                  13. QUALITY CRITERIA AND WARRANTIES

13.1. WPC warrants that it will manufacture the PRODUCTS in accordance with the drawings, materials specifications and production documentation presented by CII.

13.2. WPC shall be responsible for the quality control of all component parts of the PRODUCTS.

13.3. WPC shall be solely responsible for the manufacture, assembly, testing and the placing on skids of the PRODUCTS .

13.4. CII warrants that: if the PRODUCTS (as defined within this Agreement) are manufactured, assembled and adjusted in accordance with CII's drawings, specifications and instructions, the resulting PRODUCTS shall be capable of operating in accordance with the specifications contained in CII's "ECLIPSE" advertising document attached hereto as EXHIBIT B and by its reference made a part of this Agreement.


                             14. INDEMNITY

14.1. CII represents that it does not know of any adverse claims against the design and manufacturing rights of the PRODUCTS which are the subject of this Agreement, including trade secrets or industrial proprietary rights of others, nor of any adversely held patents or patent applications relating thereto. CII agrees to indemnify and hold WPC harmless from all judgments recovered against WPC for infringement of patent rights wherein the claim of infringement arises from, or relates to, the manufacture of the PRODUCTS. WPC shall immediately notify CII of any such claim(s), and CII shall have the option of providing its own legal counsel to assist or to defend against any such claim(s).

                            15. TERMINATION

15.1. Both parties confirm their best intentions to perform all obligations, conditions and provisions of this Agreement.

15.2. Both CII and WPC hold the right to terminate this Agreement upon any breach by the other party that is not cured within thirty (30) days of receiving written notice (from the other) that such a breach has occurred. Termination shall occur ninety (90) days after receiving written notice of a breach, providing the breach is not cured within the thirty (30) day period as provided.

15.3. In the event of termination, WPC shall completely cease the manufacture and sales of any and all PRODUCTS and shall refrain from further PRODUCT manufacturing continuance except for: present work in progress, existing inventory, satisfying previously signed sales contracts upon which down payments have already been taken or satisfying its customers' demands for replacement parts for previously purchased PRODUCTS.

15.4. In the event of termination WPC may retain and use drawings and documentation only to the extent necessary to satisfy its customers' demands for replacement parts for previously purchased PRODUCTS.

15.5. In the event of termination, all the PRODUCTS and their component parts that contain no defects, which have been ordered by CII and have already been produced by WPC, must be surrendered to CII in exchange for CII's payment under the payment terms of this Agreement and at the prices as provided for in this Agreement.

15.6. In the event of termination, all the component parts which have been produced by WPC but which were not covered by purchase orders from CII must be either surrendered to CII in exchange for CII's payment under the terms of this Agreement and in accordance with the previously agreed prices or, (providing WPC pays CII the license fee as stipulated in this Agreement) maintained by WPC solely for satisfying its customers' demands for replacement parts for previously purchased PRODUCTS.

15.7. In the event this Agreement is terminated by either party, within sixty (60) days following such termination, one copy of all drawings and documentation (including hard copies and software copies) concerning the PRODUCTS in the possession of WPC shall be surrendered to CII and delivered to CII's Washington State address.

                             16. ASSIGNMENT

16.1. The rights, duties and obligations of the parties herein may not be assigned by either party to any other person, firm or corporation without the prior written consent of an authorized officer of the other party.

                           17. GOVERNING LAW

17.1. This Agreement shall be governed by the laws of The State of Washington, USA.

                              18. NOTICES

18.1. All notices, requests, demands and other communications under this Agreement or in connection therewith shall be given to or be made upon the respective parties hereto as follows:

		COLOR  IMPACT  INTERNATIONAL
                114 Avenue C                  43 Svetlanskaya St., Third Floor
                Snohomish, Wa. 98290          Vladivostok, Primorsky, 690000
                USA, FAX (360)-568-6937       Russia, FAX (4232)-266-193

		WEB PRESS CORPORATION
		22023 68th Avenue South
		Kent, Washington, USA
		FAX (253)-395-4492

18.2. All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing delivered personally or by certified or registered mail with return receipt, postage prepaid, addressed as specified in the preceding paragraph.

18.3. Alternatively, notices may be given by FAX provided the received
      FAX is signed by an authorized representative of the receiving party and return FAXED back to the original sender.

                           19. THE AGREEMENT

19.1. This Agreement becomes effective on the day of signing by both parties. The term of this Agreement is through completion of the performances as stated herein and may be extended by written agreement signed by authorized representatives of both parties.

19.2. This Agreement contains all representations, understanding, conditions, warranties, covenants and agreements of the parties hereto and supersedes any and all prior Agreements. Unless set forth herein, neither party shall be liable for any previous representations made, and all modifications and amendments hereto must be in writing, and signed by duly authorized officers of both parties.

19.3. Each provision of this Agreement is severable and in the event that any one or more thereof may be declared invalid, the remainder of the Agreement shall nevertheless remain in full force and effect. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter.

                              20. LANGUAGE

20.1. This Agreement is written and executed in the English language.
      In the event this Agreement is translated into any language other than the English language for any purpose, the parties agree that the English version shall be the governing version.

                            21. ARBITRATION

21.1. Any dispute, controversy or claim arising out of or relating to this Agreement, that cannot be settled in an amicable manner, shall be settled by arbitration in accordance with the statutes of the State of Washington governing arbitration in effect on the date of execution of this Agreement.

21.2. Either party may elect to initiate arbitration proceedings when and if there is just cause.

21.3. The language to be used in any arbitration proceedings shall be English.

IN WITNESS HEREOF, the parties have hereunto set their hands and seals on the date herein stated. The officers whose signatures are on this document have the authority to bind the parties.


COLOR IMPACT INTERNATIONAL, INC.
Its Secretary-Treasurer

/s/Edward B. Wise
___________________________________
Edward B. Wise
Date: March 28, 1998


WEB PRESS CORPORATION, INC.
Its President

/s/Gary Palmer
___________________________________
Gary Palmer
Date: March 20, 1998

EXHIBIT A,  page 1 of 4

                              THE PRODUCTS

The PRODUCTS, as referred to in the attached EXHIBIT A, are different models and components of the ECLIPSE web- offset-printing-press, consisting of the following major components:

    THE MAJOR COMPONENTS
A.1. - The printing module,
A.2. - The roll stand,
A.4. - The SD-14 folder,
A.5. - The printing unit base frame,
A.6. - The top module compensator,
A.7. - The upper drive shaft,
A.8. - The s-wrap rollers and brackets.

All ECLIPSE printing presses may be shipped with one or more of the following ancillary and/or spare items:

 THE  ANCILLARY - SPARE  ITEMS
A.11. - Main drive motor/controller, 35 Kw to 110 Kw (spec. no. 11-035,
        11- 075, and 11-110),
A.12. - One time set of spares for a one to a three module press
        (specification no. 12-120),
A.14. - One time set of spares for a SD-14 folder (specification no. 14-140),
A.15. - One time set of spares for a four to a six module press
        (specification no. 15-150),
A.16. - One time set of spares for a seven to ten module press
        (specification no. 16- 160),
A.17. - One time set of spares for a Roll Stand (specification no. 17-170),
A.18. - Main drive shaft with "U" Joints and guard/covers
        (specification no. 18-180),
A.19. - Plate bending tool (specification No. 19-190).

The major components are described in detail below:

A.1. The Printing Module (the component parts of which are listed in specification 1-100) is a completely assembled perfecting web offset printing component capable of printing one color on each side of the web of paper. When stacked one on top of the other (as in the R-22, R-44, B-22 and the B-44), each additional Printing Module enables one additional color on each side of the web of paper.

A.2. The Roll Stand (the component parts of which are listed in specification 2-200) is a completely assembled paper roll unwind component, which also serves as a support for the above mounted printing module(s). EXHIBIT A, page 2 of 4

A.4. The SD-14 Half Folder (hereinafter referred to as the "SD-14 H.F.", the component parts of which are listed in specification 4-400) is a completely assembled component that cuts the web into sheets, folds the sheets into either a standard (A-2) broadsheet newspaper or a (A-3) tabloid newspaper and delivers the folded newspapers on its motorized delivery table.

Optional attachments to the SD-14 folder are listed below:

A.4.1. The SD-14 Quarter Folder attachment (hereinafter referred to as the "Q.F.", the component parts of which are listed in specification 4-410) is a completely assembled component that attaches to the SD-14 H.F. and (at full press speeds) folds the SD-14 H.F. sheet one additional time, at right angles to the previous fold thus rendering a magazine size, or postage mailing (A-4) size, product. When the Q.F. is combined with the H.F., the resulting operational combination is referred to as a SD-14 H.F./Q.F. folder.

A.4.2. The SD-14 Double Parallel attachment (hereinafter referred to as "D.P.", the component parts of which are listed in specification 4-420) is a set of component parts that are assembled into the SD-14 H.F./Q.F. The D.P. renders the SD-14 capable producing an untrimmed double folded product size of 144 mm X 450 mm at a folded copy rate of speed equal to that of the H.F. but with two times as many pages as the H.F. When the D.P. is combined with the H.F./Q.F. the resulting operational combination is referred to as a "SD-14 H.F./Q.F./D.P." folder.

A.4.3. The SD-14 Cross Perforator attachment (hereinafter referred to as the "Cross Perf.", the component parts of which are listed in specification 4-430) is a set of component parts that are assembled into the SD-14 H.F./Q.F. The Cross Perf. makes an intermittent cut across the web which renders a Q.F. products acceptable for the production of magazines and the D.P. products acceptable for the production of books. When the Cross Perf. is combined with the H.F./Q.F. the resulting operational combination is referred to as the "SD-14 HF/QF/Cross Perf.".

A.5. The Base Frame (the component parts of which are listed in specification 5-500) is a component which serves as a support for the above mounted printing modules.

EXHIBIT A,  page 3 of 4

A.6. The Top Module Compensator attachment (hereinafter referred to as the "compensator", the component parts of which are listed in specification 6-600) is a set of component parts that are assembled on top of the upper most printing module of a printing unit thus providing the necessary means of adjusting the alignment of the printing unit's printed image with the cut-off of the folder..

A.7. The Upper Drive Shaft attachment on the R-11 and B-22 units (the component parts of which are listed in specification 7-700) is a set of component parts that are assembled on the printing module of a R-11 printing unit or on the uppermost module of the B-22 thus making those units' drive shafts align with the other models of ECLIPSE printing units and folders.

A.8. The S-Wrap Rollers and Brackets (hereinafter referred to as the "S-Roller", the component parts of which are listed in specification 8-800) are a set of component parts that are assembled on top of the Compensator and provide for the passage of that unit's web as well as the passage of other upper webs.

The major ECLIPSE components are assembled into the below listed printing-unit configurations:

A.50. R-11 Printing Unit, (specification no. 50-500) consisting of. One - A.1. Printing Module, (specification no. 1-100)
	One - A.2. Roll Stand, (specification no. 2-200)
	One - A.6. Compensator, (specification no. 6-600)
	One - A.7. Drive Shaft, (specification no.  7-700)
	One - A.8. S-Roller, (specification no. 8-800)

A.60. R-22 Printing Unit, (specification no. 60-600) consisting of:
	Two - A.1. Printing Modules, (specification no. 1-100)
	One - A.2. Roll Stand, (specification no. 2-200)
	One - A.6. Compensator, (specification no. 6-600)
	One - A.8. S-Roller, (specification no. 8-800)

A.70. R-44 Printing Unit, (specification no. 70-700) consisting of:
	Four - A.1. Printing Modules, (specification no. 1-100)
	One - A.2. Roll Stand, (specification no. 2-200)
	One - A.6. Compensator, (specification no. 6-600)
	One - A.8. S-Roller, (specification no. 8-800)
EXHIBIT A,  page 4 of 4

A.80. B-22 Printing Unit, (specification no. 80-800) consisting of:
	Two - A.1. Printing Modules, (specification no.1-100)
	One - A.5. Base Frame, (specification no. 5-500)
	One - A.6. Compensator, (specification no. 6-600)
	One - A.7. Drive Shaft, (specification no. 7-700)
	One - A.8. S-Roller, (specification no. 8-800)

A.90. B-44 Printing Unit, (specification no. 90-900) consisting of:
	Four - A.1. Printing Modules, (specification no. 1-100)
	One - A.5. Base Frame, (specification no. 5-500)
	One - A.6. Compensator, (specification no. 6-600)
	One - A.8. S-Roller, (specification no. 8-800)

                         PRICESof the PRODUCTS
DESCRIPTION                                       PRICE, (US dollars)   Date

A.1. - The printing module, (specification no 1-100).         N/A     1/1/98
A.2. - The roll stand, (specification no. 2-200).             N/A     1/1/98
A.4. - The SD-14 folder, (specification no. 4-400).           N/A     1/1/98
     A.4.1. Quarter Folder, (specification no. 4-410).        N/A     1/1/98
     A.4.2. Double Parallel, (specification no. 4-420).       N/A     1/1/98
     A.4.3. Cross Perf., (specification no. 4-430).           N/A     1/1/98
A.5. - Printing unit base frame, (specification no. 5-500).   N/A     1/1/98
A.6. - Top module compensator, (specification no. 6-600).     N/A     1/1/98
A.7. - Upper drive shaft, (specification no. 7-700).          N/A     1/1/98
A.8. - S-wrap rollers and brackets, (specification no. 8-800).N/A     1/1/98

A.50. R-11 Printing Unit, (specification no. 50-500)        60,045.   1/1/98


A.60. R-22 Printing Unit, (specification no. 60-600)          N/A     1/1/98

A.70. R-44 Printing Unit, (specification no. 70-700)      $181.496.   1/1/98

A.80. B-22 Printing Unit, (specification no. 80-800)          N/A     1/1/98

A.90. B-44 Printing Unit, (specification no. 90-900)          N/A     1/1/98

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